                                                                ATTACHMENT 2

                                RESTATED AND AMENDED
                         POST-FORMATION ACQUISITION AGREEMENT


    THIS AGREEMENT is entered into this 3rd day of February, 1997, by and between Host Funding, Inc., a Maryland corporation (the "REIT") and HMR CAPITAL, LLC, a Delaware limited liability company (the "Acquisition Manager") with reference to the following facts.

    A. WHEREAS, REIT wishes to continue an acquisition program which will lead to the acquisition of hotel and motel properties which will be economically rewarding to REIT;

    B. WHEREAS, the REIT currently does not have the resources and personnel to undertake an acquisition program;

    C. WHEREAS, The REIT has the authority to delegate certain acquisition responsibilities to third party service providers; and

    D. WHEREAS, Acquisition Manager is willing and qualified to serve as the manager of REIT's acquisition program;


    NOW, THEREFORE, by execution of this Agreement, the REIT appoints` Acquisition Manager as its manager of acquisition services and Acquisition Manager hereby accepts the appointment as Manager of acquisition services and acknowledges that it will perform said services on behalf of REIT. Accordingly, REIT and Acquisition Manager agree as follows:

    1. ENGAGEMENT. REIT hereby engages Acquisition Manager to provide continuing real estate investment search and acquisition services on behalf of REIT pursuant to the terms and conditions set forth in this Agreement.

    In the performance of its duties under this Agreement, Acquisition Manager shall have full, complete, and exclusive discretion to search for ,and assist REIT in negotiating and preparing acquisition documentation for hotel and motel acquisitions. However, REIT shall make the actual ultimate sole investment decision as to any such property and after Acquisition Manager shall have presented such property to the REIT, the REIT has no obligation to acquire such property.

    2. OBJECTIVES. In order to satisfy the principal investment objective of REIT pursuant to this Agreement, Acquisition Manager shall identify and acquire hotel and motel properties which will perform on an above-average level in REIT and as provided in Section 8.

    3.   COVENANTS.

         (a) Acquisition Manager is, and throughout the term of this Agreement shall remain, qualified to provide acquisition services to REIT; and

         (b) To the extent of the responsibility allocated to Acquisition Manager under this Agreement, Acquisition Manager shall not, without the written consent of REIT (i) deal or act as an agent or broker for, or represent or act on behalf of, any party whose interests are adverse to the interests of REIT in any transaction, and (ii) shall not receive any consideration for Acquisition Manager's own account from any party dealing with REIT in connection with a transaction involving REIT.

    4.   PAYMENT OF FEES AND REIMBURSEMENT OF EXPENSES.

         (a) FEES: REIT shall pay to Acquisition Manager an acquisition fee of up to six percent (6%), but no less than two percent (2%) of the gross purchase price of any hotel and motel properties acquired by REIT during the term of this Agreement; provided, that REIT may in its sole discretion require that the seller of any such hotel and motel properties pay all or any portion of an acquisition fee due to Acquisition Manager under this Agreement. ("Properties acquired by REIT" shall mean properties acquired directly by the REIT, as well as properties acquired by affiliated UPREITS, affiliated DownREITS, affiliated REOCs, qualified REIT subsidiaries, and any and all other affiliated entities, provided that the REIT and/or its affiliates exercise effective control over such affiliated entity.) Such fees will be computed and billed monthly immediately after a closed acquisition and REIT agrees to remit payment promptly. The fee for services contemplated hereunder shall be paid by REIT in REIT common shares or cash (at the election of REIT). REIT common shares issued to Acquisition Manager as payment for services hereunder shall be valued at the last traded price on the date immediately preceding the date of issuance. In the event this Agreement is terminated for any reason, all fees from any acquisition of property by the REIT, where there has been a presentation of the property in accordance with the terms of this Agreement by the Acquisition Manager to the REIT prior to said termination, shall be deemed earned as of said termination and payable in accordance with this Section 5(a), provided that if the REIT does not close the acquisition of such property within one year after the termination of this Agreement, no fees shall be due to Acquisition Manager. Attached to this Agreement as Exhibit A is a list of the properties that as of January 31, 1997 have been presented to the REIT by Acquisition Manager.

         (b) EXPENSES: In addition to the fees described in 5(a) above, REIT shall pay for pre-approved expenses to unrelated third parties reasonably and necessarily incurred in the performance of the acquisition services provided under this Agreement. Such expenses include, but are not limited to, the following: (i) fees and expenses paid to independent contractors, engineers, and consultants engaged by Acquisition Manager in connection with an acquisition of a hotel or motel property; (ii) costs of obtaining independent appraisals of such properties; (iii) costs and expenses connected with title to properties;
(iv) all other expenses and costs connected with an acquisition, except that legal fees incurred in the documentation of any acquisition transaction shall be billed directly to REIT and paid directly by REIT to the provider of such legal services and except that any costs and/or fees incurred by REIT or Acquisition Manager for other real estate brokers or commission-type fees shall not be reimbursed by REIT but shall either be paid directly by Acquisition Manager from its fee described in Section 5(a) or if paid by REIT said fees shall be credited against Acquisition Manager's fee under Section 5(a).

         (c) STATEMENTS: A statement showing the amount of pre-approved fees and reimbursable expenses payable will be submitted to REIT by Acquisition Manager promptly after the close of each calendar month.

    5. REPORTS. Acquisition Manager will provide to REIT monthly reports which will include a list of all hotel and motel properties identified and targeted as potential acquisitions and the acquisition status of each such potential targeted property.

    6.   ACCOUNTING.    During the term of this Agreement, Acquisition
Manager will maintain complete and accurate books, accounts, and records including all charges made for its services and expenses incurred on behalf of REIT. REIT, or its duly authorized agent, may have access at all reasonable times to such books, accounts and records for the purpose of inspecting and auditing them.

    7. REPRESENTATION. Acquisition Manager represents that, with respect to acquisitions of hotel and motel properties, under this Agreement:

         (a) Acquisition Manager shall not have an interest in any such property nor participate in the proceeds of the sale of such property except as provided for and disclosed under this Agreement; and

         (b) Acquisition Manager shall identify and present to REIT hotel and motel properties for acquisition and assist the REIT in negotiating for the acquisition of such hotel and motel properties. The hotel and motel properties identified and presented to REIT should be of a market level and geographic location that would be compatible with REIT's existing hotel portfolio.

    8.   LIABILITY AND RELEASES.

         (a) LIABILITY: REIT, its officers and directors shall have the exclusive authority to make the final investment decisions with respect to any property disclosed to REIT by Acquisition Manager pursuant to this Agreement. Acquisition Manager shall not be liable for any act or omission of REIT in connection with such determination. In that connection, REIT agrees to give good faith consideration to any and all presentations of properties which have been made or will be made to REIT and which fall within the acquisition standards set forth in Section 8(b), below.

         Acquisition Manager's responsibilities under this Agreement are limited to the duties and responsibilities allocated to Acquisition Manager under this Agreement and the duties and responsibilities, if any, imposed by applicable Federal and state law.

         (b)  MUTUAL RELEASES:

              (i) Except as otherwise set forth in subsection (iii) below, Acquisition Advisor for itself and for its managers, officers, members, employees, agents, representatives, and affiliated companies, hereby releases and forever discharges the REIT, and each of its directors, officers, employees, agents, representatives, and affiliated companies (collectively, the "REIT Related Persons") from any and all liabilities, claims, causes of action, costs (including costs of suit and reasonable attorney's fees and expenses), demands, damages, losses or obligations of whatever nature, character, type or description, whether known or unknown, asserted or unasserted, which the Acquisition Advisor has or asserts, or may hereafter have or assert against any of the REIT Related Persons, by reason of any act or omission arising out of or from the performance or non-performance by the REIT prior to the date of the Agreement of that certain Post-Formation Acquisition Agreement dated April 22, 1996 between the parties hereto, as amended by that certain First Amendment to Post-Formation Agreement dated June 12, 1996 (as amended, the "Original Acquisition Agreement").

              (ii) Except as otherwise set forth in subsection (iii) below, the REIT for itself and for its directors, officers, employees, agents, representatives, and affiliated companies hereby releases and forever discharges the Acquisition Manager, and each of its managers, members, employees, agents, representatives, and affiliated companies (collectively, the "Acquisition Related Persons") from any and all liabilities, claims, causes of action, costs (including costs of suit and reasonable attorney's fees and expenses), demands, damages, losses or obligations of whatever nature, character, type or description, whether known or unknown, asserted or unasserted, which the REIT has or asserts, or may hereafter have or assert against any of the Acquisition Related Persons, by reason of any act or omission arising out of or from the performance or non-performance by the Acquisition Related Persons prior to the date of this Agreement of the Original Acquisition Agreement.

              (iii) Nothing contained in this Section 8(b) shall be deemed to release any claims or causes of action that either party may have against the other for the performance or non-performance of the terms of this Agreement from and after the date hereof.

         (c) COSTS AND ATTORNEYS' FEES: In the event of a breach of any provision or default under this Agreement, the prevailing party in any lawsuit thereon shall be entitled to reasonable attorneys' fees in addition to any award of damages for such breach or default.

    9. COMPENSATION LIMITED. The only compensation which Acquisition Manager shall receive in connection with any acquisition for REIT shall be the fees specified in Section 5 of this Agreement. Acquisition Manager agrees that it will not accept, or knowingly permit any officers or employees, or any member of their immediate families (i.e., spouses or children), of itself or of any affiliates or subsidiaries, to accept any compensation, bonuses, commissions, rebates, discounts, gifts, or any other thing of value from any other person or party in connection with any acquisition for REIT. Notwithstanding the foregoing, Hotel Mortgage Resources, Inc. shall be entitled to earn fees for providing loan brokerage services with respect to an acquisition by REIT of a property presented to REIT by Acquisition
Manager, provided that such fees to be earned from the loan brokerage services are fully disclosed to and approved by REIT and if applicable, conform to the provisions of Exhibit B attached hereto. In that connection, the expiration of this Agreement or the termination of this Agreement for any reason shall not terminate, alter, or amend the existing understanding between HMR and REIT with respect to the Sleep
Inns / CS First Boston transaction. A summary of this understanding is set forth in Exhibit B, attached hereto.
    If there should be any violations of this provision, REIT shall have the right to immediately terminate this Agreement, and further, to recover from Acquisition Manager, or other parties involved, any compensation which may have been wrongfully realized.

    10. COUNTERPARTS. This Agreement may be signed or executed in separate counterparts and the signing or execution of each counterpart shall have the same effect as the signing or execution of a single original document.

    11. ASSIGNMENT. No assignment of this Agreement may be made by Acquisition Manager without the written consent of REIT, which consent may be withheld without cause.

    12. MODIFICATIONS. All modifications of this Agreement shall be in writing, signed by REIT and Acquisition Manager.

    13. BENEFIT. This Agreement and all of the terms and conditions contained in this

Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

    14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations, whether oral or written, and there are no other general or specific warranties, representations or other agreements except as herein specifically set forth.

    15. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above specified and shall terminate on the earlier of the (i) fifth annual anniversary date of this Agreement, or (ii) when the net fees earned by Acquisition Manager shall equal or exceed $9 million. Notwithstanding the foregoing, either the Acquisition Manager or the REIT may cancel this Agreement by giving the other party thirty (30) days written notice of such cancellation.

    16. NOTICES. All notices given pursuant to this Agreement shall be in writing. All notices shall be deemed to have been properly given or served
(i) on the date of delivery if delivered personally or by courier, (ii) three days following the date of deposit if mailed by registered or certified mail within the United States, postage prepaid, (iii) the next business day following deposit with an overnight air courier service which guarantees next day delivery, or (iv) when sent by facsimile or telex. Notices shall be sent to the parties to this Agreement at the addresses set forth herein (or to such person or persons at such address or addresses as a party may specify by notice pursuant to this Section 17):

    To the Board and to the Company:

                             Host Funding, Inc.
                             c/o Michael S. McNulty
                             14800 Quorum Drive, Suite 510
                             Dallas, TX 75240

    To the Acquisition Manager:

                             Ian Gardner-Smith
                             HMR Capital, LLC
                             1025 Prospect Ave., Suite 350
                             La Jolla, CA 92037

    17. SEVERABILITY. In the event any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Agreement.

    18. GOVERNING LAW. This Agreement and all rights under it, including enforcement by litigation, shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"REIT"                       HOST FUNDING, INC.,



                             /s/  Guy E. Hatfield
                             ------------------------------------------
                             By: Guy E. Hatfield, Chairman


"ACQUISITION MANAGER"        HMR CAPITAL, LLC



                             /s/ Ian Gardner-Smith
                             ------------------------------------------
                             By: Ian Gardner-Smith, Manager